                                                                   EXHIBIT 11.1

              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

         The following schedules reflect the information used in calculating the number of shares in the computation of net loss per share for each of the periods set forth in the Statements of Operations.

                BASIC AND DILUTED EARNINGS PER SHARE COMPUTATION
                      THREE MONTHS ENDED SEPTEMBER 30, 2000


Weighted Average Shares Outstanding:


         TOTAL             # DAYS
         SHARES           OUTSTANDING
         7,034,921   x               6    =          42,209,526
         7,042,398   x              17    =         119,720,766
         7,054,860   x              46    =         324,523,560
         9,054,860   x              23    =         208,261,780
                                    --              -----------
                                    92    =         694,715,632
                                    ==              ===========

                                                    694,715,632  / 92       =        7,551,257
                                                                                     =========

Loss Per Share:

Net Loss plus dividend accrual
 plus accretion of offering costs                   $(2,126,768)    =                $   (0.28)
---------------------------------                   ------------                     =========
   Weighted Avg. Shares                               7,551,257


                BASIC AND DILUTED EARNINGS PER SHARE COMPUTATION
                      THREE MONTHS ENDED SEPTEMBER 30, 1999


Weighted Average Shares Outstanding:


         TOTAL            # DAYS
         SHARES          OUTSTANDING
         6,569,557   x              92    =         604,399,244
                                    --              -----------
                                    92              604,399,244
                                    ==              ===========

                                                    604,399,244  /92      =         6,569,557

Loss Per Share:

Net Loss plus dividend accrual
 plus accretion of offering costs                   $(1,650,295)           =        $   (0.25)
---------------------------------                   ------------                    =========
   Weighted Avg. Shares                               6,569,557


                BASIC AND DILUTED EARNINGS PER SHARE COMPUTATION
                      NINE MONTHS ENDED SEPTEMBER 30, 2000


Weighted Average Shares Outstanding:


         TOTAL             # DAYS
         SHARES          OUTSTANDING
         6,572,135   x               3    =          19,716,405
         6,574,135   x               7    =          46,018,945
         6,576,135   x              15    =          98,642,025
         6,578,135   x              14    =          92,093,890
         6,591,135   x               1    =           6,591,135
         6,596,135   x               6    =          39,576,810
         6,624,189   x               8    =          52,993,512
         6,629,189   x               1    =           6,629,189
         6,691,762   x               6    =          40,150,572
         6,706,762   x               1    =           6,706,762
         6,723,424   x               3    =          20,170,272
         6,734,224   x              14    =          94,279,136
         6,734,917   x               4    =          26,939,668
         6,772,512   x               6    =          40,635,072
         7,016,029   x               7    =          49,112,203
         7,018,059   x               4    =          28,072,236
         7,020,039   x              17    =         119,340,663
         7,020,342   x               5    =          35,101,710
         7,021,002   x              20    =         140,420,040
         7,034,921   x              46    =         323,606,366
         7,042,398   x              17    =         119,720,766
         7,054,860   x              46    =         324,523,560
         9,054,860   x              23    =         208,261,780
                                   ---            -------------
                                   274   =        1,939,302,717
                                   ===            =============

                                                  1,939,302,717   / 274     =        7,077,747
                                                                                    ==========

Loss Per Share:

Net Loss plus dividend accrual
 plus accretion of offering costs                   $(5,856,545)    =               $    (0.83)
---------------------------------                 -------------                     ==========
   Weighted Avg. Shares                               7,077,747


                BASIC AND DILUTED EARNINGS PER SHARE COMPUTATION
                      NINE MONTHS ENDED SEPTEMBER 30, 1999


Weighted Average Shares Outstanding:



         TOTAL            # DAYS
         SHARES         OUTSTANDING
         2,179,124   x              19    =          41,403,356
         2,179,713   x              30    =          65,391,390
         2,180,358   x              74    =         161,346,492
         2,182,328   x               3    =           6,546,984
         2,315,330   x              13    =          30,099,290
         2,328,334   x               7    =          16,298,338
         2,354,737   x              15    =          35,321,055
         6,150,068   x              11    =          67,650,748
         6,569,557   x             101    =         663,525,257
                                   ---            -------------
                                   273            1,087,582,910
                                   ===            =============

                                                  1,087,582,910  /273     =         3,983,820
                                                                                   ==========
Loss Per Share:

Net Loss plus dividend accrual
 plus accretion of offering costs                 $  (5,922,616)           =       $    (1.49)
---------------------------------                 -------------                    ==========
   Weighted Avg. Shares                               3,983,820
